EXHIBIT 10.6

EXECUTION VERSION

SECOND AMENDMENT TO

INTERCREDITOR AGREEMENT

This SECOND AMENDMENT TO INTERCREDITOR AGREEMENT (this “Amendment”) is entered into as of April 20, 2012, by and among WELLS FARGO BANK, National Association, as successor to WELLS FARGO RETAIL FINANCE II, LLC, and in its capacity as arranger and administrative agent for the Revolving Loan Secured Parties (as defined in the Agreement) (the “Revolving Loan Agent”) and HILCO BRANDS, LLC, in its capacity as agent for the Term Loan Secured Parties (as defined in the Agreement) (the “Term Loan Agent”).

RECITALS

A. WHEREAS, the Revolving Loan Agent and the Term Loan Agent are parties to that certain Intercreditor Agreement, dated as of July 30, 2010 (as amended, restated, or otherwise modified from time to time, the “Agreement”);

B. WHEREAS, the Term Loan Lenders and the Borrowers wish to amend the Term Loan Documents to, among other things, increase the principal amount of the Term Loan Debt; and

C. WHEREAS, the Revolving Loan Agent and the Term Loan Agent are willing to agree to such amendment and to amend the terms of the Agreement upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Revolving Loan Agent and the Term Loan Agent agree as follows:

1. Definitions. Unless otherwise defined herein, initial capitalized terms have the meanings given to them in the Agreement.

2. Amendments to Agreement. Upon the satisfaction of Section 3, the definition of “Maximum Priority Term Loan Debt” in Section 1.1 of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“"Maximum Priority Term Loan Debt" shall mean, as of any date of determination, (a) the sum of (i) the principal amount of up to $7,307,739.78, plus (ii) any PIK interest payable in accordance with Section 2.03(c) of the Term Loan Agreement, minus (iii) the aggregate amount of all principal payments and prepayments of the Term Loan Debt received by Term Loan Agent or the Term Loan Lenders plus (b) any amount of interest (including default interest) on such amount (and including, without limitation, any interest which would accrue and become due but for the commencement of Insolvency or Liquidation Proceeding, whether or not such amounts are allowed or allowable in whole or in part in such case or similar proceeding), plus (c) any fees, costs, expenses and indemnities payable under any of the Term Loan Documents (and including, without limitation, any fees, costs, expenses and indemnities which would accrue and become due on such amounts but for the commencement of Insolvency or Liquidation Proceedings, whether or not such amounts are allowed or allowable in whole or in part in such case or similar proceeding). Notwithstanding anything to the contrary herein or in the Term Loan Agreement, the proceeds of the Term Loan Debt may be used to finance fees in the aggregate amount of Twenty Thousand and 00/100 Dollars ($20,000.000) but shall not be used to finance any additional fees payable to the Term Loan Lenders.”

3. Conditions to Effectiveness. This Amendment shall become effective upon the Revolving Loan Agent’s receipt of that certain Second Financing Agreement and Note Modification Agreement, dated as of the date hereof, by and among the Borrowers, the Term Loan Agent and the Term Loan Lenders.

4. Consent and Waiver. Except as expressly stated herein, nothing herein shall be deemed to constitute a waiver of compliance with, or other modification of, any term or condition contained in the Agreement and nothing contained herein shall constitute a course of conduct or dealing among the parties hereto. Except as expressly stated herein, the Revolving Loan Agent and the Revolving Loan Secured Parties reserve all rights, privileges and remedies under the Agreement.

5. Consent to Amendment to Term Loan Agreement. Pursuant to Section 10.4 of the Agreement, the Revolving Loan Agent consents to the amendments contained in that certain Second Financing Agreement and Note Modification Agreement, dated as of the date hereof, by and among the Borrowers, the Term Loan Agent and the Term Loan Lenders, a copy of which is attached as Exhibit “A” hereto.

6. Further Assurances. Each of the parties hereto acknowledges and agrees that it will execute and deliver, and cause the Revolving Loan Secured Parties and the Term Loan Secured Parties, respectively, to execute and deliver, such additional documents and take such additional action as may be necessary or desirable in the reasonable opinion of either of the Revolving Loan Agent or the Term Loan Agent to effectuate the provisions and purposes of this Amendment.

7. Counterparts. This Amendment may be executed by the parties hereto in any number of separate counterparts, each of which when so executed, shall be deemed an original and all said counterparts when taken together shall be deemed to constitute but one and the same instrument.

8. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO ITS CONFLICT OF LAWS PROVISIONS OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

9. Severability. Wherever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Intercreditor Agreement to be duly executed by their respective duly authorized officers as of the date first written above.

REVOLVING LOAN AGENT

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Joseph Burt
Name: Joseph Burt Title: Director

TERM LOAN AGENT:

HILCO BRANDS, LLC

By:	/s/ Eric W. Kaup
Name: Eric W. Kaup Title: Managing Director

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Each of the undersigned Borrowers hereby acknowledges and agrees that: (i) although it has signed this acknowledgement, it is not a party to the Intercreditor Agreement, and does not, and will not, receive any right, benefit, priority or interest under or because of the existence of the Intercreditor Agreement, (ii) it will execute and deliver such additional documents and take such additional action as may be necessary or desirable in the reasonable opinion of either of the Revolving Loan Agent or the Term Loan Agent to effectuate the provisions and purposes of the Intercreditor Agreement, and (iii) it will cause any party that becomes a Borrower or Guarantor under the Revolving Loan Documents or the Term Loan Documents to deliver a similar acknowledgment to this Agreement.

BORROWERS:

FREDERICK’S OF HOLLYWOOD GROUP INC.

By:	/s/ Thomas Rende
Name: Thomas Rende Title: Chief Financial Officer

FOH HOLDINGS, INC.

By:	/s/ Thomas Rende
Name: Thomas Rende Title: Chief Financial Officer

FREDERICK’S OF HOLLYWOOD, INC.

By:	/s/ Thomas Rende
Name: Thomas Rende Title: Chief Financial Officer

FREDERICK’S OF HOLLYWOOD STORES, INC.

By:	/s/ Thomas Rende
Name: Thomas Rende Title: Chief Financial Officer

HOLLYWOOD MAIL ORDER, LLC

By:	FOH Holdings, Inc., its Manager

	By:	/s/ Thomas Rende
Name: Thomas Rende Title: Chief Financial Officer

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